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                                                                    EXHIBIT 23.2

                       CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in Registration Statements No. 333-03284, 333-20897, 333-00454, 33-41248, 33-85798 and 33-96762 on Form S-8 of
PLATINUM technology, inc. of our report dated April 28, 1995 relating to the consolidated financial statements of Trinzic Corporation, appearing in this Current Report on Form 8-K of PLATINUM technology, inc.


Deloitte & Touche LLP

San Jose, California
January 26, 1998